Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER SECURITIES EXCHANGE ACT OF 1934

I, Robert Tirva, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Sonim Technologies, Inc. (the “registrant”) for the year ended December 31, 2021; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022

/s/ Robert Tirva
Robert Tirva
President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)